UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No. )

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Senomyx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Senomyx, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 11, 2017 at 8:30 a.m. local time at our corporate offices located at 4767 Nexus Centre Drive, San Diego, CA 92121. The formal Notice of Annual Meeting of Stockholders and Proxy Statement, which are contained in the following pages, outline the actions that will, or may, if properly presented, be taken by the stockholders at the annual meeting. You should also have received a WHITE proxy card or WHITE voting instruction form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors (the “Board”).

At the annual meeting, the Board is recommending seven highly qualified and experienced nominees for election to the Board at the annual meeting: Stephen A. Block, Mary Ann Gray, Michael E. Herman, John Poyhonen, Kent Snyder, Daniel E. Stebbins and Christopher J. Twomey. The Board is soliciting you to take the following actions and vote your shares of our common stock on the following proposals submitted for the annual meeting in the manner as recommended below:

Proposal No.	Solicited Actions	Board Recommendation
1	To elect seven nominees for director to the Board for a term of office expiring at the Company’s 2018 Annual Meeting of Stockholders	For the Board’s seven nominees
2	To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017	For
3	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the attached proxy statement in accordance with SEC rules	For
4	To hold an advisory vote on the frequency of future advisory votes on executive compensation	One Year

This year’s annual meeting is a particularly important one, and YOUR vote is essential. Barry Igdaloff, Benjamin Large and VCM Group LLC (collectively, the “Dissident Nominating Stockholders”), each a beneficial holder of 100 shares, or less than 0.00001%, of our outstanding common stock, notified us of their nominations of the same eleven individuals for election as directors at the annual meeting. The Dissident Nominating Stockholders each submitted nomination notices (collectively, the “Nomination Notices”) to the Company dated January 31, 2017. However, in each of the Nomination Notices, each Dissident Nominating Stockholder stated that “the Nominating [Stockholder] does not intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the [Company’s] voting shares to elect the [dissident candidates].” Relying on these statements, which were made in three separate Nomination Notices, each signed by the applicable Dissident Nominating Stockholder and each of the eleven nominees, the Company concluded that the Dissident Nominating Stockholders did not intend to proceed with a solicitation for their slate at the annual meeting. Notwithstanding such statements in the Nomination Notices, the Dissident Group (as defined below) subsequently issued press releases on March 6, 2017 and March 9, 2017 (the “Dissident Press Releases”), respectively, announcing that the Dissident Group in fact does intend to solicit and mail proxies to the Company’s stockholders for an alternative slate of directors for election as directors at the annual meeting. Despite only seven seats being eligible for election at the annual meeting, the Dissident Press Releases, like the Nomination Notices, list eleven potential Dissident candidates. However, in the preliminary proxy materials filed by a group comprised of the Dissident Nominating Stockholders, Lee D. Keddie, Gus D. Halas, David W. Pointer, Mark D. Stolper, Robert G. Pearse and Charles M. Gillman (collectively, the “Dissident Group”), the Dissident Group states that it has reduced the number of persons nominated to seven.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES IN THE COMPANY’S PROXY STATEMENT ON THE ENCLOSED WHITE PROXY CARD. THE BOARD DOES NOT ENDORSE THE ELECTION OF ANY OF THE DISSIDENT GROUP’S NOMINEES AND STRONGLY URGES YOU NOT TO SUBMIT ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, THE DISSIDENT GROUP OR ANY OF ITS MEMBER’S AFFILIATES.

If you already have submitted a proxy card sent to you by, or on behalf of, the Dissident Group, you can revoke that proxy by submitting another proxy from us. Only the latest validly executed proxy you submit will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in the accompanying Proxy Statement. Discard any proxy cards that are sent to you by the Dissident Group. The Board urges you not to sign, return or vote any proxy cards sent to you by the Dissident Group even as a vote of protest because a submission of a proxy card from the Dissident Group will revoke your previously voted proxy card in support of the Board’s nominees.

It is important that your shares be represented at the annual meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy as described on your WHITE proxy card or WHITE voting instruction form. If you choose to submit your proxy to vote your shares by the WHITE proxy card or WHITE voting instruction form, please sign, date and mail the WHITE proxy card or WHITE voting instruction form in the enclosed postage-paid return envelope. You may also submit a proxy to vote by telephone or Internet. Instructions for submitting a proxy over the Internet or by telephone are provided on the enclosed WHITE proxy card. Your cooperation is greatly appreciated.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1, USING THE ENCLOSED WHITE PROXY CARD.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” PROPOSALS 2 AND 3, AND VOTING “ONE YEAR” ON PROPOSAL 4, USING THE ENCLOSED WHITE PROXY CARD.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE DISSIDENT NOMINATING STOCKHOLDERS.

Regardless of the number of shares of common stock of the Company that you own, your vote is important. Thank you for your continued support, interest and investment in Senomyx.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

470 West Avenue

Stamford, CT 06902

Shareholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

E-mail: SNMX@morrowsodali.com

By Order of the Board of Directors

/s/ John Poyhonen	/s/ Kent Snyder
John Poyhonen	Kent Snyder
President and Chief Executive Officer	Chairman of the Board of Directors

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote over the Internet as instructed by these materials, or complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must request and obtain a proxy issued in your name from that record holder.

The attached Proxy Statement is dated March 28, 2017 and is first being mailed on or about March 31, 2017. If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

SENOMYX, INC.

4767 Nexus Centre Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Senomyx, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 11, 2017 at 8:30 a.m. local time at our corporate offices located at 4767 Nexus Centre Drive, San Diego, CA 92121, for the following purposes:

●	To elect the seven nominees for director set forth in Proposal 1 to hold office until our 2018 Annual Meeting of Stockholders.

●	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

●	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules.

●	To hold an advisory vote on the frequency of future advisory votes on executive compensation.

●	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

This year’s annual meeting is a particularly important one, and YOUR vote is essential. Barry Igdaloff, Benjamin Large and VCM Group LLC (collectively, the “Dissident Nominating Stockholders”), each a beneficial holder of 100 shares, or less than 0.00001%, of our outstanding common stock, have each notified us of their nomination of the same eleven individuals for election as directors at the annual meeting. The Dissident Nominating Stockholders each submitted nomination notices (collectively, the “Nomination Notices”) to the Company dated January 31, 2017. However, in each of the Nomination Notices, each Dissident Nominating Stockholder stated that “the Nominating [Stockholder] does not intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the [company’s] voting shares to elect the [dissident candidates].” Relying on these statements, which were made in three separate Nomination Notices, each signed by the applicable Dissident Nominating Stockholder and each of the eleven nominees, the Company concluded that the Dissident Nominating Stockholders did not intend to proceed with a solicitation for their slate at the annual meeting. Notwithstanding such statements in the Nomination Notices, the Dissident Group (as defined below) subsequently issued press releases on March 6, 2017 and March 9, 2017 (the “Dissident Press Releases”), respectively, announcing that the Dissident Group in fact does intend to solicit and mail proxies to the Company’s stockholders for an alternative slate of directors for election as directors at the annual meeting. Despite only seven seats being eligible for election at the annual meeting, the Dissident Press Releases, like the Nomination Notices, list eleven potential Dissident candidates. However, in the preliminary proxy materials filed by a group comprised of the Dissident Nominating Stockholders, Lee D. Keddie, Gus D. Halas, David W. Pointer, Mark D. Stolper, Robert G. Pearse and Charles M. Gillman (collectively, the “Dissident Group”), the Dissident Group states that it has reduced the number of persons nominated to seven.

For additional information about the Dissident Nominating Stockholders, please see the question below on page 6 of the accompanying proxy statement titled “Did the company receive stockholder communications regarding the election of directors?”. THE BOARD URGES YOU NOT TO SUBMIT ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, the Dissident Nominating Stockholders. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD OF DIRECTOR’S NOMINEES.

If you already have submitted a proxy card sent to you by, or on behalf of, the Dissident Group, you can revoke that proxy by submitting another proxy from us. Only the latest validly executed proxy you submit will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in the accompanying proxy statement. Discard any proxy cards that are sent to you by the Dissident Group. The Board urges you not to sign, return or vote any proxy cards sent to you by the Dissident Group even as a vote of protest because a submission of a proxy card from the Dissident Group will revoke your previously voted proxy card in support of the Board of Directors’ nominees.

The record date for the annual meeting is March 15, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

470 West Avenue

Stamford, CT 06902

Shareholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

E-mail: SNMX@morrowsodali.com

By Order of the Board of Directors

/ s/ John Poyhonen
John Poyhonen
President and Chief Executive Officer

San Diego, California

March 28, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the Internet as instructed by these materials, or complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

SENOMYX, INC.

4767 Nexus Centre Drive

San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2017

Questions and Answers

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Senomyx, Inc. is soliciting your proxy to vote at its 2017 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on your voting instruction form to submit your proxy through the Internet.

We intend to mail these proxy materials on or about March 31, 2017 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 15, 2017, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 46,764,233 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a stockholder at the close of business on March 15, 2017, or you hold a valid proxy to vote at the meeting. In addition, each stockholder will be asked to present valid government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 15, 2017, the record date for voting.

Stockholders will be admitted only upon verification of ownership.

How can I vote in person at the annual meeting?

You may vote in person at the annual meeting those shares that you hold in your name as the stockholder of record. You may vote in person shares for which you are the beneficial owner only by obtaining a legal proxy giving you the right to vote the shares from the bank, broker or other nominee that is the registered holder of your shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

What am I voting on?

There are four matters scheduled for a vote at the annual meeting:

●	the election of the seven nominees for director set forth in Proposal 1 to hold office until our 2018 Annual Meeting of Stockholders;

●

the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

●	advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

●	advisory vote on the frequency of future advisory votes on executive compensation.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote using the enclosed WHITE proxy card:

●	“FOR” election of seven nominees named herein for directors to the Board of Directors for a term of office expiring at the company’s set 2018 Annual Meeting of Stockholders;

●

“FOR” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

●	“FOR” the advisory approval of the compensation of the company’s named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules; and

●	“ONE YEAR” on the advisory vote on the frequency of future advisory votes on executive compensation.

The Board of Directors strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from the Dissident Nominating Stockholders (as defined below), the Dissident Group (as defined below) or any of their affiliates, even with instructions to vote “withhold” with respect to the Barry A. Igdaloff, Lee D. Keddie, Benjamin E. Large, Gus D. Halas, David W. Pointer, Robert G. Pearse, Mark D. Stolper (collectively, the “Dissident Nominees”).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors in Proposal 1, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. For proposal 4, you may vote “one year,” “two years,” or “three years.” The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy or using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

●	To vote in person, come to the annual meeting and request a ballot. In order to cast your vote you will need to provide satisfactory identification corresponding to our stockholder records.

●

To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply complete and return the voting instructions to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 15, 2017, the record date for the annual meeting.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, “For” the compensation of our named executive officers, as discussed in this proxy statement, and every “one year” on the frequency of future advisory votes on executive compensation. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to these mailed proxy materials, the persons identified as “participants” on Appendix A to this proxy statement may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Also, we may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. As a result of the potential proxy solicitation by the Dissident Group, we may incur additional costs in connection with our solicitation of proxies. The company has retained Morrow Sodali, LLC (“Morrow”) to solicit proxies. Under our agreement with Morrow, Morrow will receive a fee of up to $75,000 plus the reimbursement of reasonable expenses. The reimbursement to Morrow will not be submitted to a stockholder vote. Morrow expects that approximately 15 of its employees will assist in the solicitation. Morrow will solicit proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of Morrow, related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $250,000, of which approximately $30,000 has been incurred as of the date of this proxy statement.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy and change your vote at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

●	you may submit another properly completed proxy with a later date,

●	you may send a written notice that you are revoking your proxy to our Corporate Secretary at 4767 Nexus Centre Drive, San Diego, California 92121, or

●	you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy or change your vote).

Your most current proxy card is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 1, 2017, to our Corporate Secretary at 4767 Nexus Centre Drive, San Diego, California 92121. If you wish to submit a proposal at the meeting that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than February 10, 2018, but no earlier than January 11, 2018. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the independent inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, “For,” “Withhold” and broker non-votes for the proposed frequency of future advisory votes on executive compensation, for the votes for “one year,” “two years,” “three years,” abstentions and broker non-votes; and with respect to any other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and Proposal 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, executive compensation (including advisory stockholder votes on executive compensation) and election of directors (even if not contested). On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

However, when a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, brokers, banks and other nominees do not have discretion to vote your shares. Accordingly, because we have reason to believe that Barry Igdaloff, Benjamin Large or VCM Group LLC intends to file definitive proxy materials to contest the election of the nominees for director set forth in Proposal 1, all of the proposals described in this proxy statement will be “non-discretionary” matters, and brokers, banks and other nominees will not be permitted to vote your shares on any of those proposals without your specific instructions.

How many votes are needed to approve each proposal?

●

For the election of directors, the seven nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

●

The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

●

Advisory approval of the compensation of our named executive officers will be considered to be approved if it receives “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

●

With respect to the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 46,764,233 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 23,382,117 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Did the company receive stockholder communications regarding the election of directors?

Barry Igdaloff, Benjamin Large and VCM Group LLC (collectively, the “Dissident Nominating Stockholders”), each a beneficial holder of 100 shares, or less than 0.00001%, of our outstanding common stock, have each notified us of their nomination of the same eleven individuals for election as directors at the annual meeting. The Dissident Nominating Stockholders each submitted nomination notices (collectively, the “Nomination Notices”) to the company dated January 31, 2017. However, in each of the Nomination Notices, each Dissident Nominating Stockholder stated that “the Nominating [Stockholder] does not intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the [company’s] voting shares to elect the [dissident candidates].” Relying on these statements, which were made in three separate Nomination Notices, each signed by the applicable Dissident Nominating Stockholder and each of the eleven nominees, the company concluded that the Dissident Nominating Stockholders did not intend to proceed with a solicitation for their slate at the annual meeting. Notwithstanding such statements in the Nomination Notices, the Dissident Group (as defined below) subsequently issued press releases on March 6, 2017 and March 9, 2017 (the “Dissident Press Releases”), respectively, announcing that the Dissident Group in fact does intend to solicit and mail proxies to the company’s stockholders for an alternative slate of directors for election as directors at the annual meeting. Despite only seven seats being eligible for election at the annual meeting, the Dissident Press Releases, like the Nomination Notices, list eleven potential Dissident candidates. However, in the preliminary proxy materials filed by a group comprised of the Dissident Nominating Stockholders, Lee D. Keddie, Gus D. Halas, David W. Pointer, Mark D. Stolper, Robert G. Pearse and Charles M. Gillman (collectively, the “Dissident Group”), the Dissident Group states that it has reduced the number of persons nominated to seven.

How can I find out the results of the voting at the annual meeting?

Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at http://proxy2017.senomyx.com.

BACKGROUND OF THE SOLICITATION

According to filings made by the Dissident Group with the Securities Exchange Commission (“SEC”), between December 16, 2016 and January 11, 2017, each of the three Dissident Nominating Stockholders acquired beneficial ownership of 100 shares of the company, or less than 0.00001%, of our outstanding common stock.

The company received three separate virtually identical stockholder notices dated January 31, 2017 from the Dissident Nominating Stockholders. Each Nomination Notice included an identical slate of eleven candidates it intended to nominate at the annual meeting, notwithstanding the facts that the Board presently consists of eight members and that, as announced on March 8, 2017 and described below, only seven nominees are to be elected at the annual meeting. In each of the Nomination Notices, each Dissident Nominating Stockholder stated that “the Nominating [Stockholder] does not intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the [company’s] voting shares to elect the [dissident candidates].” Relying on these statements, which were made in three separate Nomination Notices, each signed by the applicable Dissident Nominating Stockholder and each of the eleven nominees, the company concluded that the Dissident Nominating Stockholders did not intend to proceed with solicitation for their slate at the annual meeting. Prior to the receipt by the company of the three stockholder notices from the Dissident Nominating Stockholders dated January 31, 2017, the company had never received any communications from the Dissident Nominating Stockholders or any member of the Dissident Group.

On March 6, 2017, the Dissident Group issued a press release (the “March 6th Press Release”) announcing that the Dissident Group intended to solicit proxies for an alternative slate of directors comprised of eleven nominees for election as directors at the annual meeting.

On March 8, 2017, the company filed a Current Report on Form 8-K with the SEC announcing that Dr. Jay Short, a member of the company’s Board of Directors, had notified the company of his decision to not stand for re-election at the 2017 annual meeting in order to focus on his other business and personal interests. The company indicated that Dr. Short would continue to serve as a director until the election of directors at the 2017 annual meeting. The company also announced that, as a result of Dr. Short’s decision, the size of the company’s Board of Directors would be reduced to seven members effective on the date of the 2017 annual meeting.

On March 9, 2017, the Dissident Group issued a press release substantially similar to the March 6th Press Release repeating the Dissident Group’s intention to solicit proxies for an alternative slate of directors comprised of eleven nominees for election as directors at the annual meeting, notwithstanding the fact that only seven directors are to be elected at the annual meeting.

On March 10, 2017, the company filed a preliminary proxy statement with the SEC with respect to the annual meeting.

On March 17, 2017, two of the Dissident Nominating Stockholders, VCM Group and Mr. Igdaloff, separately delivered to the company letters dated March 15, 2017 demanding an inspection of the company’s list of stockholders pursuant to applicable Delaware law.

On the same date, the Dissident Group filed a preliminary proxy statement with the SEC with respect to the annual meeting in which it indicated that it had reduced the number of persons it was nominating to the company’s Board of Directors from eleven to seven.

On March 24, 2017, the company filed Amendment No. 1 to the preliminary proxy statement with the SEC with respect to the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members. Dr. Jay Short has decided not to stand for re-election at the 2017 Annual Meeting in order to focus on his other business and personal interests but will continue to serve until the annual meeting. As a result of Dr. Short’s decision, effective on the day of the 2017 annual meeting, the size of the Board will be reduced to seven members.

Each director is to be elected at the annual meeting to serve until our 2018 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal. Each of the nominees is currently a director of Senomyx and was previously elected by our stockholders. Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the seven nominees named below or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has consented to be named in the proxy statement and to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We encourage, but do not require, our Board members to attend our annual meeting of stockholders. All of our directors who were then serving on our Board attended our 2016 Annual Meeting of Stockholders.

It is important to note that the Corporate Governance and Nominating Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Corporate Governance and Nominating Committee has evaluated nominees in the broader context of the Board’s overall composition, with the goal of maintaining a group of individuals where each person’s professional skills and experience will complement the skills and experience of the other members. In addition, the Corporate Governance and Nominating Committee also seeks to maintain a Board where each individual exhibits the high level of integrity and appropriate application of sound business judgment and other qualities that the committee views as important for the effective functioning of the Board.

Nominees

The following is biographical information as of March 1, 2017 for each nominee for director.

The brief biographies below include information regarding the experience, qualifications, attributes or skills of each nominee that led the Corporate Governance and Nominating Committee to believe that the nominee should continue to serve on the Board. However, each of the members of the Corporate Governance and Nominating Committee may have a variety of reasons why he believes a particular person is an appropriate nominee for the Board, and these views may differ from the views of the other members.

Name	Age	Position
Stephen A. Block, Esq.	72	Director
Mary Ann Gray, Ph.D.	64	Director
Michael E. Herman	75	Director
John Poyhonen	57	President, Chief Executive Officer and Director
Kent Snyder	63	Chairman of the Board
Daniel E. Stebbins	67	Director
Christopher J. Twomey	57	Director

Stephen A. Block, Esq. has served as a member of our Board of Directors since March 2005. Mr. Block served as Chief Legal Officer and Secretary of International Flavors and Fragrances Inc., one of the top three largest companies in the world that create, manufacture and sell flavors and fragrances (IFF), from January 1993 until his retirement in December 2003. He was named Senior Vice President, General Counsel and Secretary of IFF in February 2000. During his eleven years at IFF he also led the company’s Regulatory Affairs department. Prior to 1993, Mr. Block held various management positions, including Senior Vice President, General Counsel and Secretary, with GAF Corporation, a company specializing in specialty chemicals and building materials, and Celanese Corporation, a company specializing in synthetic fibers, chemicals and plastics. Mr. Block currently serves as an industry consultant, as a Managing Director of K5 Venture Partners, LLC, which manages an early stage venture fund, and as a member of the Executive Committee, Orange County Network, of the Tech Coast Angels, a leading angel investing group. Mr. Block is also a director of ChromaDex Corporation, a reference standards and ingredient supply company, and during the past five years has been and remains a director of several privately held companies. Mr. Block received his B.A. cum laude in Russian Studies from Yale University and his law degree from the Harvard Law School. Mr. Block’s background contributes to the Board’s understanding of the flavor industry. His strong relationships with leading food, beverage, flavor and ingredient supply companies over the past decades further enhance the Company’s understanding of the industry and marketplace perspectives and have enabled him to facilitate introductions of key contacts and potential customers and collaborators for the Company. In addition, Mr. Block contributes his experience in the area of corporate governance and public company financial reporting in his role as a member of multiple Board committees.

Mary Ann Gray, Ph.D. has served as a member of our Board of Directors since September 2010. Since 2003 Dr. Gray has served as President of Gray Strategic Advisors, LLC, which provides strategic consulting services to the biotechnology industry. From 1999 to 2003, Dr. Gray was Senior Analyst and Portfolio Manager for the Federated Kaufmann Fund. Prior to 1999, Dr. Gray led biotechnology equity research groups at Raymond James & Associates, Warburg Dillon Read, and Kidder Peabody. Dr. Gray currently serves on the Boards of Directors of two other publicly traded biopharmaceutical companies, Juniper Pharmaceuticals, Inc. and Galena Biopharma, Inc. At Juniper, she serves as Chair of the Audit Committee. At Galena, she serves on the Audit Committee and the Nominating and Governance Committee. Dr. Gray holds a Ph.D. in pharmacology from the University of Vermont and a B.S. in biology from University of South Carolina. Dr. Gray brings to the Board her experience as a financial analyst and portfolio manager in the biotechnology industry, as well as a background in scientific research. In addition, through her past and current service as a director for other development stage biotechnology companies, Dr. Gray expands the Board’s exposure to corporate governance and compensation best practices at peer companies, which is especially valuable in her role as Chairperson of the Compensation Committee.

Michael E. Herman has served as a member of our Board of Directors since May 2005. Since 2006 Mr. Herman has been serving as President of the Herman Family Trading Company. From January 1992 to December 2000, Mr. Herman was President of the Kansas City Royals Baseball Club. From January 1990 to December 1999, he was Chairman of the Finance and Investment Committee of the Kauffman Foundation and was its President from January 1985 to December 1990. From October 1974 to December 1990, Mr. Herman was the Executive Vice President and Chief Financial Officer of Marion Laboratories. Mr. Herman is a former director of Santarus, Inc., a biopharmaceutical company that was acquired by Salix Pharmaceuticals, Ltd. in 2014, and Cerner Corporation, a health care information technology company, and also is a Trustee of Rensselaer Polytechnic Institute, the University of Chicago Graduate School of Business and the Vail Valley Foundation. Mr. Herman holds a B.S. in metallurgical engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Chicago. Through Mr. Herman’s prior business and financial experience, education and his service on other public company boards of directors he is able to provide operational expertise and leadership skills that are important to the Board.

John Poyhonen has been our Chief Executive Officer and a member of our Board of Directors since January 2014, and our President since September 2009. Mr. Poyhonen joined us in October 2003 as Vice President and Chief Business Officer and was named Vice President, Chief Financial and Business Officer in April 2004.  In January 2006, he was promoted to Senior Vice President, Chief Financial and Business Officer and in September 2009 he was promoted to President and Chief Operating Officer. From 1996 until October 2003, Mr. Poyhonen served in various sales and marketing positions for Agouron Pharmaceuticals, Inc., a Pfizer company, most recently as Vice President of National Sales and previously as Vice President of Marketing and Vice President of National Accounts. Mr. Poyhonen currently serves as a director of Heron Therapeutics, Inc., a specialty pharmaceutical company, and serves on that company’s Audit Committee and as the Chairman of its Compensation Committee. Mr. Poyhonen received his B.A. in Marketing from Michigan State University and his M.B.A. from the University of Kansas. Mr. Poyhonen contributes his extensive knowledge of the company. In addition, as a result of his long tenure with the company in roles of increasing responsibility, Mr. Poyhonen contributes his leadership skills and financial and operational expertise. Lastly, Mr. Poyhonen has built strong relationships with leading food, beverage, flavor and ingredient supply companies during his thirteen year tenure with the Company and his relationships with current and potential customers and collaborators provide the Company and our Board of Directors with invaluable strategic perspectives on the global marketplace.

Kent Snyder joined Senomyx in June 2003 and has served as a member of our Board of Directors since that time. Since May 2008 Mr. Snyder has served as our Chairman of the Board of Directors. From June 2003 until January 2014, Mr. Snyder served as our Chief Executive Officer, and from June 2003 until September 2009 he served as our President. From July 1991 to October 2001, Mr. Snyder held various marketing and sales management positions with Agouron Pharmaceuticals, Inc., a Pfizer company. Mr. Snyder’s most recent position was President of Global Commercial Operations, and prior to that Mr. Snyder served as Senior Vice President of Commercial Affairs and Vice President of Business Development. Mr. Snyder is a former director of Santarus, Inc., a biopharmaceutical company that was acquired by Salix Pharmaceuticals, Ltd. in 2014. Mr. Snyder received his B.S. from the University of Kansas and his M.B.A. from Rockhurst College. Mr. Snyder contributes his extensive knowledge of the company and also ensures long-term continuity on the Board. In addition, he contributes operational and leadership skills that he has developed through his prior experience in various roles of increasing responsibility. Lastly, Mr. Snyder has built strong relationships with leading food, beverage, flavor and ingredient supply companies during his thirteen year tenure with the Company, which further enhance the Company’s understanding of industry and marketplace perspectives.

Daniel E. Stebbins joined our Board in September 2015. Since September 2006, Mr. Stebbins has served as Management Affiliate for MidOcean Partners, providing industry expertise in the flavor, fragrance and specialty chemical space. In addition, since March, 2006, he has served as the President of The Stebbins Partnership, which provides management consulting services to a wide range of clients. From February 2002 to March 2004, Mr. Stebbins served as President, Flavor Division Worldwide for Symrise AG, the fourth largest fragrance and flavor company in the world. Prior to 2002, Mr. Stebbins held various senior management and operating positions at Dragoco, GmbH and Dragoco, Inc. He currently serves as the Non-executive Chairman and director of Agilex Fragrances. Mr. Stebbins previously served on the Board of Governors of the Flavor & Extract Manufacturers Association, or FEMA, from 1987 to 1999. Mr. Stebbins holds a B.S. from Castleton State College. Mr. Stebbins has extensive management, commercial and operational experience in the food, flavor and fragrances industry, as well as a deep understanding of regulatory issues concerning the company. Mr. Stebbins provides our Board of Directors with extensive and valuable strategic, branding, regulatory, marketing and operating experience on a global scale.

Christopher J. Twomey has served as a member of our Board of Directors since March 2006. Mr. Twomey joined Biosite Incorporated, a medical diagnostics company, in March 1990 serving in various roles of increasing responsibility, and most recently serving as Senior Vice President, Finance and Chief Financial Officer until his retirement in 2007.  At Biosite he was responsible for the Finance, Human Resources, Facilities, and Information Systems departments.  From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an audit manager.  Since August 2013 Mr. Twomey has served as a director and Chairman of the Audit Committee of Tandem Diabetes Care, Inc., a medical device company. Mr. Twomey is also a former director and Chairman of the Audit Committee of Cadence Pharmaceuticals, Inc., a specialty pharmaceutical company that was acquired by Mallinckrodt plc in 2014. Mr. Twomey holds a B.A. from the University of California at Santa Barbara. Mr. Twomey contributes substantial leadership skills and expertise in accounting and financial reporting that are especially valuable in his role as Chairman of our Audit Committee.

The Board of Directors does not endorse any director nominee of Mr. Igdaloff, Mr. Large or VCM Group LLC and urges you not to sign or return any proxy card that may be sent to you by them. Please note that voting to “Withhold” with respect to any nominees of Mr. Igdaloff, Mr. Large or VCM Group LLC on a proxy card supplied by or on behalf of them is not the same as voting for the Board of Directors’ nominees, because a vote to “Withhold” with respect to any of the nominees on a proxy card from Mr. Igdaloff, Mr. Large or VCM Group LLC will revoke any proxy you previously submitted. If you have already voted using a proxy card from Mr. Igdaloff, Mr. Large or VCM Group LLC, you have the right to change your vote by following the instructions on our proxy card. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the annual meeting by following the instructions under “Can I revoke or change my vote after submitting my proxy?” on page 4.

The Board Of Directors Recommends A Vote For
the Election of Each Nominee Named Above.

Background of Executives Not Listed Above

The following is biographical information as of March 1, 2017 for each of our executive officers not listed above.

Name	Age	Position
Catherine C. Lee	43	Senior Vice President, General Counsel and Corporate Secretary
Antony E. Rogers	50	Senior Vice President and Chief Financial Officer
Sharon Wicker	61	Senior Vice President and Chief Commercial Development Officer

Catherine C. Lee, Senior Vice President, General Counsel and Corporate Secretary, joined us in May 2014. From November 2013 to May 2014, Ms. Lee served as a legal consultant for a number of life sciences companies. From May 2008 to September 2013, Ms. Lee advised senior management of Outdoor Channel Holdings, Inc., a media and entertainment company, on a variety of legal matters, where she served most recently as its Executive Vice President, General Counsel and Corporate Secretary. From 2001 to 2008, Ms. Lee held various legal positions at Sempra Energy, a Fortune 500 energy services company, and most recently, as its Corporate Secretary and Counsel. Prior to joining Sempra, Ms. Lee practiced corporate and transactional law at the law firms of Brobeck, Phleger & Harrison LLP and Morrison & Foerster, LLP. Ms. Lee received her B.A. in International Relations and Economics, Magna Cum Laude, from American University, School of International Service, and her J.D. from the University of Illinois, College of Law.

Antony E. Rogers, Senior Vice President and Chief Financial Officer, joined us in June 2001. Since joining Senomyx he has served in various roles of increasing responsibility and was appointed Vice President, Finance and Treasury in February 2006, Chief Financial Officer in September 2009, and he was promoted to his current position in January 2012. His previous experience includes various finance and accounting positions with Indiqu, Inc., Ancile Pharmaceuticals, Aurora Biosciences, and Sequana Therapeutics. Mr. Rogers received his B.S. in Accounting from San Diego State University.

Sharon Wicker has served as our Senior Vice President and Chief Commercial Development Officer since September 2009. From when Ms. Wicker joined Senomyx in April 2006 until September 2009 she served as our Senior Vice President of Commercial Development and Chief Strategy Officer.  From 2003 to 2006, Ms. Wicker held various strategic marketing positions, most recently as President, Flavor Business Unit, at A.M. Todd Company. Prior to 2003 Ms. Wicker held various general management positions with Heinz, ConAgra and General Mills. Ms. Wicker received her B.S. in Food Science and Nutrition from Colorado State University and her M.B.A. from Michigan State University.

Independence of the Board of Directors and its Committees

As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, our Board has determined that all of our current directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Poyhonen, our President and Chief Executive Officer.

As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards and free of any relationship that would impair his individual exercise of independent judgment with regard to Senomyx.

Board Leadership Structure

The Board of Directors retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separate and whether an independent director should serve as Chairman. This flexibility permits the Board to organize its functions and conduct its business in a manner it deems most effective in then prevailing circumstances. We have established a lead independent director policy that provides that if the Chairman of the Board is the Chief Executive Officer or is not an independent director, the independent directors shall appoint a lead independent director who shall be responsible for, among other things, chairing executive sessions in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the independent directors and serving as an independent point of contact for stockholders wishing to communicate to the Board of Directors other than through the Chairman of the Board. As reinforcement of the importance of an independent Board, and as described above, the Board also routinely meets outside the presence of the company’s management, including Mr. Poyhonen.

Our Board of Directors is currently chaired by Mr. Snyder. Our Board believes that Mr. Snyder’s in-depth knowledge of our industry, the complex business and operations of Senomyx and his long tenure as a director make him well suited for the role of Chairman of the Board. Because of his extensive experience with the company as our former Chief Executive Officer, Mr. Snyder possesses a detailed knowledge of our business and strategy and he is able to efficiently communicate and oversee the implementation of feedback from the Board to members of the company’s management team. In addition, the Board believes that Mr. Snyder possesses the leadership skills and integrity that are appropriate for a Board Chairman, and he is able to effectively moderate the Board’s discussions and build a consensus among different points of view.

Board’s Role in Risk Oversight

Our management is responsible for the day-to-day management of the risks facing Senomyx, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, political, compliance, and reputational risks. Management carries out this risk management responsibility through a coordinated effort among the various risk management functions within Senomyx.

Under our Bylaws, the Board has responsibility for overseeing the business and affairs of Senomyx. This general oversight responsibility includes oversight of risk management, which the Board carries out as a whole or through its committees. Among other things, the Board as a whole periodically reviews our enterprise risk management processes for identifying, ranking and assessing risks across the organization, as well as the output of that process. The Board also receives regular reports from members of the company’s senior management on areas of material risk to Senomyx. In particular, our Board monitors and considers risk associated with our business strategy, scientific and technical risk, risk associated with existing and potential future collaborative research, development and license agreements, regulatory risk, inventory risk, liquidity risk, cybersecurity risk and other external risks inherent in our business. The Board does not have a standing risk management committee, but has delegated some specific functions relating to risk oversight to each of its standing committees.

Under its charter, the Audit Committee has the responsibility to consider and review with management and the company’s independent registered public accountants the company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In that regard, the Audit Committee oversees the engagement and performance of services by our independent registered public accountants, including routinely meeting with our independent registered public accountants outside the presence of management. The Audit Committee also periodically reviews the company’s investment policy and establishes appropriate complaint procedures whereby employees or others may report suspected questionable accounting or auditing matters, or violations of the company’s Code of Business Conduct and Ethics.

Under its charter, the Compensation Committee reviews and approves our compensation policies and programs and benefit plans affecting our named executive officers, but also other Senomyx employees generally. In the course of those reviews, the Compensation Committee evaluates the potential of those policies, programs and benefits to influence employees to encourage excessive risk-taking. We do not believe our compensation policies, programs and benefits are reasonably likely to have a material adverse effect on the company.

The Corporate Governance and Nominating Committee is involved in risk oversight associated with management succession by periodically reviewing and evaluating succession plans for our officers. The Corporate Governance and Nominating Committee also oversees the annual self-assessment process for our Board of Directors and each of its standing committees, which is intended to evaluate the effectiveness of Board and committee operations and proactively identify areas of potential improvement for the effective operation and performance of the Board and its committees.

While each committee is responsible for evaluating and managing certain risks, the chairs of the committees regularly report during regularly scheduled meetings of our full Board of Directors the significant risks facing Senomyx, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has three standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are currently the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each standing committee operates pursuant to a written charter. Charters for each standing committee are available on our website at http://www.senomyx.com.

The table below shows the current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Christopher J. Twomey, Chair Mary Ann Gray, Ph.D. Stephen A. Block, Esq.	Mary Ann Gray, Ph.D., Chair Mike Herman Jay M. Short, Ph.D.* Daniel E. Stebbins	Stephen A. Block, Esq., Chair Jay M. Short, Ph.D.* Christopher J. Twomey

*Will not be standing for re-election at the annual meeting.

From time to time the Board of Directors may also form special committees with responsibility for other matters as the need may arise. The following is a description of each standing committee and its functions.

Audit Committee

The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties. The Audit Committee met four times during the fiscal year ended December 31, 2016. The functions of the Audit Committee include, among other things:

●	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

●	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

●

reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

●	reviewing and approving or rejecting transactions between Senomyx and any related persons; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Our Board of Directors has determined that Mr. Twomey qualifies as an “audit committee financial expert,” as defined in applicable SEC rules and is independent within the meaning of the applicable NASDAQ listing standards. The Board made a qualitative assessment of Mr. Twomey’s level of knowledge and experience based on a number of factors, including his formal education and prior work experience.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Senomyx under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of, among other things: our financial reporting and the integrity of our financial statements and related financial information; our internal control environment, systems and performance; the qualifications and independence of our independent registered public accounting firm; and the performance of our independent registered public accounting firm.

In carrying out these responsibilities, the Audit Committee, among other things: oversees the preparation of our annual and quarterly financial statements by management and reviews with management and our independent registered public accounting firm, prior to issuance, the information to be released and our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; retains our independent registered public accounting firm and oversees their work by reviewing the scope of audit services, approving all audit and non-audit services and fees to be paid, evaluating performance, and confirming independence; and oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the processes with respect to the certifications by our Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by Senomyx with the SEC.

The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee. Our Board of Directors has determined that all members of the Audit Committee are independent (as independence for audit committee members is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm is responsible for annually performing an audit of financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and the effectiveness of our internal control over financial reporting. In addition, our independent registered public accounting firm conducts quarterly reviews of our financial statements.

The Audit Committee reviews with our independent registered public accounting firm the scope of their services, the results of their audits and reviews, their evaluation of our internal controls, and the overall quality of our financial reporting. Our independent registered public accounting firm also periodically updates the Audit Committee about new accounting developments and their potential impact on our reporting. The Audit Committee meets regularly with our independent registered public accounting firm without management present. The Audit Committee also meets regularly with management without our independent registered public accounting firm present, and discusses management’s evaluation of our independent registered public accounting firm’s performance. The Audit Committee is not, however, employed by us, nor does it provide any expert assurance or professional certification regarding our financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and our independent registered public accounting firm.

With respect to 2016, the Audit Committee has reviewed and discussed the audited financial statements with management and our independent registered public accounting firm. The Audit Committee has reviewed and discussed with management its process for preparing its report on its assessment of the internal control over financial reporting, and at regular intervals received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. The Audit Committee discussed and reviewed with our independent registered public accounting firm their audit of internal control over financial reporting and their attestation report on the effectiveness of internal control over financial reporting, and the overall scope, plan and results of the independent registered public accounting firm’s examination of the financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent registered public accounting firm a formal written statement describing all relationships between our independent registered public accounting firm and us that might bear on their independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States), or PCAOB. The Audit Committee discussed with our independent registered public accounting firm any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence. The Audit Committee also discussed and reviewed with our independent registered public accounting firm all communications required by Auditing Standard No. 16, Communications with Audit Committees, as amended and as adopted by the PCAOB.

Based upon the Audit Committee’s discussion with management and our independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Audit Committee also approved the selection, subject to stockholder ratification, of our independent registered public accounting firm and the Board concurred in such authorization.

Audit Committee

Christopher J. Twomey, Chairman Mary Ann Gray, Ph.D. Stephen A. Block, Esq.

Compensation Committee

The Compensation Committee met five times during the fiscal year ended December 31, 2016. The functions of the Compensation Committee include, among other things:

●	determining the compensation and other terms of employment of our named executive officers and reviewing corporate performance goals and objectives relevant to such compensation;

●	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to board members;

●

evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs for our employees, as well as modification or termination of existing plans and programs;

●	establishing policies with respect to equity compensation arrangements;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our named executive officers; and

●	reviewing with management our Compensation Discussion and Analysis and working with our management to prepare the relevant disclosures in proxy statements and other filings.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and human resources and other representatives of senior management as necessary. The Compensation Committee meets regularly in executive session. However, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. For instance, the Compensation Committee routinely monitors legislative and regulatory developments that may impact our compensation programs, and where appropriate solicits input from our internal and external legal counsel with respect to actual and proposed changes in applicable laws and regulations. The Chief Executive Officer does not participate and is not present during deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee annually evaluates the qualifications, performance and independence of its advisors. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, the Compensation Committee approved the engagement of Barney & Barney LLC, or Barney & Barney, as compensation consultants. The Compensation Committee requested that Barney & Barney evaluate compensation for our Board of Directors and executive team and make recommendations as necessary to achieve our compensation objectives.

As part of its engagement, Barney & Barney was requested by the Compensation Committee to recommend a group of peer companies and to generate comparative compensation data from that peer group. At the request of the Compensation Committee, Barney & Barney, as necessary to perform their duties, also conducts individual interviews with members of senior management and human resources to learn more about Senomyx’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which Senomyx competes. Barney & Barney, with management’s assistance, ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Barney & Barney did not perform any other services for us during the past fiscal year.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. The Compensation Committee has formed a Non-Officer Stock Option Committee, or NOSOC, currently composed of Mr. Poyhonen, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to our employees who are not officers. From time to time the NOSOC may also be authorized to grant, without any further action required by the Compensation Committee, stock options to external advisors or consultants. The purpose of delegating authority to the NOSOC is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-management employees, particularly new employees, and key external advisors and consultants within specified limits approved by the Compensation Committee. The size of grants made by the NOSOC must be within limits pre-approved by the Compensation Committee. During the fiscal year ended December 31, 2016, the NOSOC exercised its authority to grant options to purchase an aggregate of 440,400 shares of Common Stock to non-officer employees.

Historically, the Compensation Committee has made adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The specific determinations of the Compensation Committee with respect to executive compensation are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee currently consists of Drs. Gray and Short (who will not be standing for re-election at the annual meeting) and Messrs. Herman, and Stebbins. No member of the Compensation Committee has ever been an officer or employee of Senomyx. None of our named executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more named executive officers that is serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee has responsibility for, among other things, reviewing annually with the Board the size and composition of the Board with the objective of achieving the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole. The charter of the Corporate Governance and Nominating Committee grants the Corporate Governance and Nominating Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Corporate Governance and Nominating Committee considers necessary or appropriate in the performance of its duties. The Corporate Governance and Nominating Committee met two times during the fiscal year ended December 31, 2016. The functions of the Corporate Governance and Nominating Committee include, among other things:

●developing and maintaining a current list of the functional needs and qualifications of members of our Board of Directors;

●evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

●interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors;

●evaluating nominations by stockholders of candidates for election to our Board;

●overseeing the self-assessment process for our Board and the applicable committees of the Board;

●developing, reviewing and amending a set of corporate governance policies and principles, including a code of ethics;

●considering questions of possible conflicts of interest of directors as such questions arise; and

●recommending to our Board of Directors the establishment of such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise.

In evaluating candidates for the Board, the Governance Committee reviews each candidate’s biographical information and credentials, and assesses each candidate’s independence, skills, experience and expertise based on a variety of factors. Members of the Board should have the highest professional and personal ethics, integrity and values consistent with Senomyx’s values. The Corporate Governance and Nominating Committee will consider whether the candidate has had a successful career that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make, and whether the candidate’s skills are complementary to the existing Board members’ skills. Board members must take into account and balance the legitimate interests and concerns of all of our stockholders and other stakeholders, and each must be able to devote sufficient time and energy to the performance of his or her duties as a director. However, the Corporate Governance and Nominating Committee retains the right to modify its approach to evaluating the qualifications of director nominees from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Corporate Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Senomyx, to maintain a balance of knowledge, experience and capability. Although the Board does not maintain a formal policy regarding diversity, the Corporate Governance and Nominating Committee considers diversity to include diversity of backgrounds, cultures, education, experience, skills, thought, perspectives, personal qualities and attributes. Our Corporate Governance and Nominating Committee and Board believe that a diverse representation on the Board fosters a robust, comprehensive, and balanced deliberative decision-making process that is essential to the continued effective functioning of the Board and our continued success.

In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations. In the case of new director candidates, the Corporate Governance and Nominating Committee considers all qualified candidates who may be identified by any one of the following sources: current or former Board members, a professional search firm, company executives or stockholders. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of the proxy statement for our last annual meeting of stockholders a written recommendation to the Corporate Governance and Nominating Committee at the following address: Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, California 92121. Each submission must set forth: the full name of the proposed nominee; a description of the proposed nominee’s business experience for at least the previous five years; complete biographical information for the proposed nominee; a description of the proposed nominee’s qualifications as a director; and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Corporate Governance and Nominating Committee has not received a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met eleven times during the last fiscal year. Each Board member attended at least 94% of all of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which our stockholders may communicate with our Board of Directors or individual directors. Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to our Corporate Secretary at Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, California 92121. Each communication must set forth: the name and address of the Senomyx stockholder on whose behalf the communication is sent; and the number of shares of our common stock that are owned beneficially by such stockholder as of the date of the communication. All communications will be compiled by our Corporate Secretary and submitted to our Board of Directors, the appropriate committee thereof or an individual director, as applicable, on a periodic basis.

Hedging Policy

Our insider trading policy prohibits our directors, officers and other employees from engaging in any hedging transactions with respect to our common stock, including trading in any derivative security relating to Senomyx stock.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.senomyx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

Accounting and Auditing Matters Open Door Policy

We have adopted an Open Door Policy for Reporting Complaints Regarding Accounting, Auditing and Other Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Open Door Policy is available on our website at http://www.senomyx.com.

Proposal 2

Ratification Of Selection Of Independent REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 1998. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law requires stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of one or more different independent registered public accounting firms at any time during the year if they determine that such a change would be in the best interests of Senomyx and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as “against” votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees paid by us to Ernst & Young LLP for the fiscal years ended December 31, 2016 and 2015. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2016	2015
Audit Fees (1)	$506,847	$454,037
Audit-related Fees	—	—
Tax Fees (2)	37,050	41,000
All Other Fees	—	—
Total Fees	$543,897	$495,037

(1)

Represents fees for services rendered for the audit and/or reviews of our financial statements for periods during the respective fiscal years. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.

(2)

Represents fees for services rendered during the fiscal year for preparation of federal, state and local income and franchise tax returns and related schedules and calculations, as well as general consultation regarding federal and state income tax matters, employment tax matters and sales and use tax matters.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

The Board Of Directors Recommends A Vote For the Ratification of the

Selection of Ernst & Young LLP as our Independent REGISTERED PUBLIC

ACCOUNTING FIRM for the Fiscal Year Ending December 31, 2017.

Proposal 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

 Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement.  As discussed in those disclosures, the compensation of the named executive officers is designed to enable us to attract and retain talented and experienced executives to lead Senomyx successfully in a competitive environment. Not only do we believe the compensation program for the named executive officers is consistent with a pay-for-performance philosophy, we also believe that the compensation program is strongly aligned with the long-term interests of our stockholders. Overall, we believe our compensation program for our named executive officers has been instrumental in our achievement of research and development, commercial and financial goals over the past several years.

Accordingly, the Board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or Senomyx. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 3

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers, or Say-on-Pay vote, as disclosed in our proxy statements.  Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every other year, or every three years, or abstain.  As with the Advisory Vote on Executive Compensation described above in Proposal 3 (the “Advisory Vote on Executive Compensation”), the vote described in this Proposal 4 is non-binding.

After careful consideration, our Board has determined that holding a Say-on-Pay vote every year is the most appropriate policy for us at this time and the Board recommends that stockholders vote for future advisory votes on executive compensation to occur every year. The Board's recommendation is based upon a number of reasons, including the following:

●

An annual Say-on-Pay vote will allow us to obtain stockholder input on our executive compensation program on a more consistent basis which aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and practices;

●

A one-year frequency provides the highest level of accountability and communication by enabling the Say-on-Pay vote to correspond with the most recent executive compensation information presented in our proxy statement for each annual meeting; and

●	Holding Say-on-Pay votes annually reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.

This vote is an advisory vote only, and therefore it will not bind the company or our Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future Say-on-Pay votes. The option of one (1) year, two (2) years or three (3) years that receives the highest number of votes cast by stockholders will be considered.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE, ON AN ADVISORY BASIS,
FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION TO OCCUR EVERY ONE YEAR

Security Ownership of Certain Beneficial Owners And Management

The following table provides information regarding the beneficial ownership of our common stock as of March 1, 2017 by: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 46,014,233 shares outstanding on March 1, 2017, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on April 30, 2017, which is 60 days after March 1, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Senvest Management, LLC (2)	6,352,605	13.8%
Lagoda Investment Management, L.P. (3)	2,764,602	6.0
Kent Snyder (4)	2,333,621	4.9
John Poyhonen (5)	1,733,114	3.6
Antony E. Rogers (6)	758,772	1.6
Sharon Wicker (7)	501,488	1.1
Michael E. Herman (8)	261,433	*
Jay M. Short, Ph.D. (9)	174,311	*
Christopher J. Twomey (10)	171,633	*
Mary Ann Gray (11)	127,083	*
Catherine C. Lee (12)	124,209	*
Stephen A. Block, Esq. (13)	106,972	*
Daniel E. Stebbins (14)	34,166	*
All directors and executive officers as a group (11 persons) (15)	6,326,802	12.3

*	Less than one percent.

(1)	Except as otherwise noted above, the address for each person or entity listed in the table is c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121.

(2)

Shares are held in the accounts of Senvest Master Fund, L.P. and in a separately managed account (the “Investment Vehicles”). Senvest Management, LLC serves as investment manager and general partner of Senvest Master Fund, L.P. Richard Mashaal is the managing member of Senvest Management, LLC. Senvest Management, LLC may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Senvest Management, LLC's position as investment manager of each of investment vehicles. Mr. Mashaal may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Mr. Mashaal's status as the managing member of Senvest Management, LLC. The address for Senvest Management, LLC is 540 Madison Avenue, 32nd Floor, New York NY 10022. Reflects stockholder information as of December 31, 2016 based on Schedule 13F-HR dated February 13, 2017.

(3)

The general partner of Lagoda Investment Management, L. P. is Lagoda Investment Management, LLC, a Delaware limited liability company. Richard Bayles, Fatima Dickey and Youngdawn Daniel Ha, as the managing principals of the general partner, possess the voting and dispositive power with respect to all securities beneficially owned by Lagoda Investment Management, L. P.. The address for Lagoda Investment Management, L. P. is 3 Columbus Circle, New York, NY 10019. Reflects stockholder information as of December 31, 2016 based on Schedule 13G/A dated January 24, 2017.

(4)	Includes 1,919,333 shares of common stock subject to options exercisable within 60 days of March 1, 2017. Reflects 414,288 shares of common stock held by The Snyder Family Trust.

(5)	Includes 1,624,821 shares of common stock subject to options exercisable within 60 days of March 1, 2017. Reflects 108,293 shares of common stock held by The Poyhonen Family Trust.

(6)	Includes 701,216 shares of common stock subject to options exercisable within 60 days of March 1, 2017.

(7)	Includes 425,383 shares of common stock subject to options exercisable within 60 days of March 1, 2017.

(8)

Includes 171,633 shares of common stock subject to options exercisable within 60 days of March 1, 2017. Also includes 4,000 shares held by Mr. Herman’s wife. Reflects 85,800 shares of common stock held by a trust and two limited partnerships. Mr. Herman disclaims beneficial ownership of the shares held by his wife, except to the extent of his pecuniary interest therein.

(9)	Includes 156,633 shares of common stock subject to options exercisable within 60 days of March 1, 2017.

(10)	Includes 171,633 shares of common stock subject to options exercisable within 60 days of March 1, 2017.

(11)	Includes 127,083 shares of common stock subject to options exercisable within 60 days of March 1, 2017.

(12)	Includes 110,790 shares of common stock subject to options exercisable within 60 days of March 1, 2017.

(13)	Includes 105,972 shares of common stock subject to options exercisable within 60 days of March 1, 2017.

(14)	Includes 34,166 shares of common stock subject to options exercisable within 60 days of March 1, 2017.

(15)	Includes 5,548,663 shares of common stock subject to options exercisable within 60 days of March 1, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and named executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Director Compensation for fiscal 2016

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal year ended December 31, 2016 to each of our non-employee directors. Mr. Poyhonen, our President and CEO, is not included in this table as he is an employee of Senomyx and thus receives no compensation for his service as a director. The compensation paid to or earned by Mr. Poyhonen as an officer of Senomyx is shown in the 2016 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2) ($)	Total ($)
Stephen A. Block, Esq.	60,000	25,292	85,292
Mary Ann Gray, Ph.D.	58,270	25,292	83,562
Michael E. Herman	50,384	25,292	75,676
Jay M. Short, Ph.D.	72,500	25,292	97,792
Kent Snyder	70,000	25,292	95,292
Daniel E. Stebbins	44,615	25,292	69,907
Christopher J. Twomey	67,000	25,292	92,292

(1)

Amounts listed in this column represent the full grant date fair value calculated in accordance with FASB ASC Topic 718 for awards granted during the fiscal year. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.” The actual amount ultimately realized by a director will likely vary based on a number of factors.

(2)	The aggregate number of shares subject to option awards outstanding as of December 31, 2016 was as follows:

Name	Shares Subject to Option Awards
Stephen A. Block, Esq.	107,639
Mary Ann Gray, Ph.D.	128,750
Michael E. Herman	173,300
Jay M. Short, Ph.D.	158,300
Kent Snyder (1)	2,103,166
Daniel E. Stebbins	50,000
Christopher J. Twomey	173,300

(1)     Mr. Snyder was awarded most of these options during his tenure as our President and CEO.

Effective January 1, 2015, we provided each of our non-employee directors with cash compensation in the form of an annual retainer of $40,000, except for the Chairman of the Board and lead independent director, who received an annual retainer of $70,000 and $60,000, respectively. In addition, during 2016 we compensated our directors for their service on Board committees with the payment of the following additional annual retainers:

Committee	Chairperson	Member
Audit Committee	$22,000	$10,000
Compensation Committee	$15,000	$7,500
Corporate Governance and Nominating Committee	$10,000	$5,000

All annual retainers are paid in equal quarterly installments in advance. The cash compensation structure for our non-employee directors during the current 2017 calendar year will be the same as the cash compensation structure described above for 2016.

As part of our current compensation structure for non-employee directors, we do not pay any additional per meeting attendance fees. However, we do reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board. From time to time the Board of Directors may also form special committees with responsibility for matters as the need may arise and may implement additional compensation arrangements for a non-employee’s service on a special committee.

Each of our non-employee directors also receives stock option grants under our non-employee directors’ nonstatutory stock option program, or the directors’ program, which is a part of and administered under the Senomyx, Inc. 2013 Equity Incentive Plan, or the 2013 Equity Plan, which became effective on January 1, 2014. Prior to that date, the directors’ program was administered under the Senomyx, Inc. 2004 Equity Incentive Plan, or the 2004 Equity Plan. Only our non-employee directors or affiliates of such directors (as defined in the Internal Revenue Code) are eligible to receive stock awards for their service on the Board of Directors. Options granted to our non-employee directors or any affiliates of such directors are not intended to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the directors’ program are non-discretionary. Each person who became a non-employee director in 2016 would have automatically received an initial option grant to purchase 30,000 shares of our common stock upon his or her election or appointment. These grants are referred to as initial grants.

Each person who is a non-employee director on the date of each annual meeting of our stockholders where he or she is re-elected to our Board of Directors is automatically granted, on the date of such re-election, an option to purchase shares of our common stock. These grants are referred to as annual grants. The size of any annual grant made to a non-employee director who has served for less than 12 months at the time of the annual meeting is reduced pro-rata for each full month prior to the date of grant for which such person did not serve as a non-employee director. In 2016, non-employee directors, including a non-employee Chairman of the Board, received annual grants to purchase 20,000 shares of our common stock.

The equity compensation structure for our non-employee directors for the current 2017 calendar year will be the same as the equity compensation structure described above for 2016.

The exercise price of the options granted under the directors’ program is equal to 100% of the fair market value of the common stock on the date of grant. Initial grants vest in equal monthly installments over a three-year period following the date of grant. Annual grants vest in equal monthly installments over a one year period following the option grant date. In the event of a change in our control, all outstanding options under the directors’ program become vested in full and fully exercisable. In general, the term of stock options granted under the directors’ program may not exceed ten years.

Under both the 2004 Equity Plan and the 2013 Equity Plan, unless the terms of an optionee’s stock option agreement provide for earlier or later termination, if an optionee’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionee, or his or her beneficiary, may exercise any vested options up to 12 months, or 18 months in the event of death, after the date such service relationship ends. If an optionee’s service relationship with us, or any affiliate of ours, ceases without cause for any reason other than disability or death, the optionee may exercise any vested options up to twelve months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination. If an optionee’s relationship with us, or any affiliate of ours, ceases with cause, the option will terminate at the time the optionee’s relationship with us ceases. In no event may an option be exercised after its expiration date.

Acceptable consideration for the purchase of common stock issued under both the 2004 Equity Plan and the 2013 Equity Plan will be determined by our Board of Directors and may include cash, common stock previously owned by the optionee, the net exercise of the option, consideration received in a “cashless” broker-assisted sale and other legal consideration approved by our Board of Directors. Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the optionee holds a nonstatutory stock option that provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

In addition, under both the 2004 Equity Plan and the 2013 Equity Plan, the Board has the power to accelerate the time at which an option may first be exercised or the time during which an option will vest and the Board may amend the terms of any option, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing an option. Under the 2013 Equity Plan, the Board also has the power to make additional stock awards to directors outside of the non-discretionary directors’ program.

Executive Compensation

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Senomyx under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee presently consists of the four independent directors listed below. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Compensation Committee

Mary Ann Gray, Ph.D, Chairperson Michael E. Herman Jay M. Short, Ph.D. Daniel E. Stebbins

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation objectives, philosophy, practices and programs as well as how the Compensation Committee determines executive compensation under those programs. Our named executive officers serving during 2016 are as follows:

Name	Title
John Poyhonen	President, Chief Executive Officer
Catherine C. Lee	Senior Vice President, General Counsel and Corporate Secretary
Antony E. Rogers	Senior Vice President and Chief Financial Officer
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer

Executive Summary

Our compensation program for named executive officers is designed to align the financial interests of our named executive officers with those of our stockholders. A key to creating this alignment is placing a substantial amount of executive compensation at risk based on both the short and long-term performance of the company, while discouraging any short-sighted risk-taking behavior. Additionally, our success depends, among other things, on attracting and retaining executive officers with experience and skills in a number of different areas as we continue to discover, develop and commercialize products, pursue and establish key commercial relationships, and maintain a reliable supply chain and manufacturing alliances.

When determining the compensation for our named executive officers, the Compensation Committee considers the current financial position of the company, the strategic goals and the performance of each of our executive officers. The Compensation Committee also benchmarks the various components of compensation to executive compensation paid by other public companies in our defined peer group, compensation data from industry surveys, historical review of all executive officer compensation and recommendations from our CEO (excluding his own compensation).

The Compensation Committee continued to strengthen the foundation of our executive compensation program, taking the following actions for fiscal 2016:

●

Continued to benchmark total direct compensation of our named executive officers at the 50th percentile within the peer group. In 2016, both the actual total direct compensation along with the total cash compensation for our named executive officers was near or below 25th percentile within our peer group.

●	Kept annual base salaries for all named executive officers unchanged from fiscal 2015 to fiscal 2016.

●

Continued the focus on pay for performance, basing the 2016 Executive Bonus Plan, or 2016 Bonus Plan, on the company’s achievement of a combination of pre-determined commercialization and financial, and discovery and development goals. Our corporate goals are collectively designed to be stretch goals intended to be very challenging but attainable. In addition, a minimum corporate goal achievement of greater than or equal to 50% is required for a named executive officer to earn a performance based cash bonus. Furthermore, minimum achievement thresholds were implemented in the 2016 Bonus Plan for the commercialization and financial performance metrics of the corporate goals as further described below:

o	With respect to the commercial and development revenue performance metric, a minimum achievement threshold of 85% is required in order to attain partial goal achievement of such goal.

o	With respect to the net operating results performance metric, a minimum achievement threshold of 85% is required in order to attain partial goal achievement of such goal.

o

With respect to the cash balance performance metric of commercialization and financial goals, a minimum achievement threshold of 75% is required in order to attain partial goal achievement of such goal.

●	Continued to not provide tax reimbursements, supplemental retirement benefits or other perquisites to the named executive officers that are not available to employees generally.

●	Continued use of an independent compensation consultant for independent advice and market data.

Our Compensation Philosophy

The ability to compete effectively in the market within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining management talent. We also need to remain focused on creating sustainable long-term growth and stockholder value. To this end, the design of our executive compensation program and the decisions made by the Committee are guided by the following principles:

• Pay for performance. We believe that our program should motivate high performance among our named executive officers and our compensation program places significant emphasis on pay-for-performance, which we measure primarily based on the achievement of the company’s corporate goals. Our executive compensation can be highly variable, and is heavily influenced by our achievement of corporate goals. The cash bonus awards paid pursuant to our performance-based bonus plans are determined entirely on our achievement of specified corporate goals for the applicable year. Because a meaningful portion of the compensation program for the named executive officers is tied to the company’s achievement of its corporate goals, which are then used to establish more specific individual goals at different levels of management within the organization, we believe our compensation arrangements also had the effect of motivating all of the company’s employees to achieve key corporate goals during the past several years. We believe this philosophy encourages the achievement of both near-term and long-term objectives in a way that is aligned with the interests of our stockholders.

With respect to equity based compensation, the amount of an annual stock option award is primarily determined by our overall performance against specified corporate goals during the prior year. In addition, the executive officer’s individual performance during the prior year and his or her level of responsibility within the organization are also taken into consideration. The Compensation Committee utilizes stock options to help ensure that executive officers will realize value only if our stockholders realize value on their shares. Stock options also foster retention of key executives since the awards generally vest over the four-year period following the performance period and we believe this is also consistent with a pay-for-performance philosophy.

• Competitive compensation. We aim to provide compensation opportunities that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent so that we can attract, motivate and retain qualified individuals. We target our compensation at the 50th percentile within our peer group. However, in 2016, both the actual total direct compensation along with the total cash compensation for named executive officers was at or below 25th percentile within our peer group.

• Focus on total direct compensation. We seek to offer a total executive compensation package that best supports our leadership talent and business strategies with a combination of base salary, performance-based bonus, and long-term equity awards:

Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities
Annual Performance-Based Bonus	Cash (Variable)	Rewards achievement of predetermined corporate commercialization and financial, and discovery and development goals for the most recently completed fiscal year
Long-Term Incentives	Equity (Variable)	Provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation and supports the Company’s retention strategy

We believe this combination of cash and equity, subject to strategic allocation among such components, is largely consistent with the forms of compensation provided by other companies with which we compete for executive talent. We also believe that this combination provides appropriate incentive levels to retain our executives, reward them for performance in the short term and contribute to the creation of value in the company over the long term. We view the different components of our executive compensation as distinct, each serving a particular function in furthering our compensation philosophy and objectives, and, together, providing a holistic approach to achieving our philosophy and objectives.

Advisory Vote on Executive Compensation

At our 2011 Annual Meeting of Stockholders, we held our first stockholder advisory vote on the compensation of our named executive officers and it received the support of 95% of the total votes cast. At that same meeting, we also held our first advisory vote on the frequency of future advisory votes on executive compensation, and our stockholders supported our recommendation to hold future advisory votes every three years. Accordingly, we held our second stockholder advisory vote on the compensation of our named executive officers at our 2014 Annual Meeting of Stockholders and it received the support of 96% of the total votes cast.

The Compensation Committee has considered the results of the vote in 2014 and, in part because our compensation program is comprised of similar components and metrics as previously presented to stockholders, has concluded that the executive compensation program continues to provide a competitive pay-for-performance package that effectively motivates our named executive officers and encourages long-term retention. Accordingly, the Compensation Committee made no significant changes to our executive compensation programs during the year. The Compensation Committee will continue to consider stockholder views about our core compensation principles and objectives when determining our executive compensation program in the future.

The Role of Our Compensation Committee

The Compensation Committee is comprised of independent directors within the meaning of the applicable SEC and NASDAQ Stock Market rules. The Compensation Committee responsibilities and duties are outlined in detail under the heading “Information Regarding the Board of Directors and its Committees – Compensation Committee” and the Compensation Committee charter, which is available on our website at www.senomyx.com. Pursuant to its charter, the Compensation Committee’s responsibilities include determining the compensation for our named executive officers and evaluating the Chief Executive Officer’s performance in light of such goals and objectives and reviewing and recommending the Chief Executive Officer’s compensation to the Board for approval.

Use of Peer Group Data

Our Compensation Committee compares our executive compensation program to a group of companies that are comparable based on a number of factors including size and industry and companies with which we compete for talent, or a peer group. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation-related topics that may arise during the course of the year.

During 2016, the Compensation Committee approved the engagement of Barney & Barney to serve as an outside compensation consultant. The Compensation Committee has considered whether the work of Barney & Barney as a compensation consultant has raised any conflict of interest, taking into account the following factors: (i) the amount of fees paid by us to Barney & Barney as a percentage of the firm’s total revenue; (ii) the provision of other services to us by Barney & Barney; (iii) Barney & Barney’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; (v) any business or personal relationship of Barney & Barney or the individual compensation advisors employed by the firm with any of our named executive officers; and (vi) any of our stock owned by the individual compensation advisors employed by the firm. Based on the above factors, the Compensation Committee has concluded that the work of Barney & Barney and the individual compensation advisors employed by Barney & Barney as compensation consultants to us has not created any conflict of interest. Going forward, the Compensation Committee intends to assess the independence of any of our compensation advisers consistent with applicable NASDAQ listing standards.

Barney & Barney was involved with the process of selecting an appropriate peer group for us and in collecting and analyzing compensation data of the companies within our peer group and, if the data from our peer group is insufficient for a specific individual, from other market surveys. Our Compensation Committee determined our peer group in May of 2015 based on factors that were relevant at the time of the determination. This peer data was then used by the Compensation Committee in late 2015 and early 2016 as a tool to determine appropriate compensation levels for our named executive officers for the 2016 calendar year. For the purpose of determining compensation levels of our named executive officers for the 2016 calendar year, our peer group was comprised of 20 companies that were selected primarily based on their similarities to Senomyx, as of the time that the survey was performed, with respect to revenue, market capitalization, industry, nature of operations, the overlapping labor market for top management talent, number of employees and location. For instance, in May 2015, our market capitalization was approximately $242 million. In addition, during the immediately preceding fiscal year we had approximately $27.7 million in revenue and we ended 2014 with approximately 110 full-time employees. Therefore, following best practices, our peer group was mostly comprised of companies with revenue of less than $50 million for the most recently completed fiscal year, market capitalization of less than $650 million, and less than 200 employees. Most of the companies in our peer group that did not meet all of the parameters were companies that were included in our peer group during the preceding year and that the Compensation Committee still believed were appropriate although they did not necessarily meet all of the parameters as of the date of the survey. With respect to company location and type of business, 16 of the 20 companies in that peer group were located in California and the companies were primarily life science companies.

The specific list of companies that the Compensation Committee considered as our peers for purposes of determining compensation levels of our named executive officers for the 2016 calendar year was as follows:

Amyris	Exelixis Inc.	Rigel Pharmaceuticals, Inc.
Anika Therapeutics Inc.	Geron Corp.	Sangamo Biosciences, Inc.
ArQule, Inc.	Inovio Pharmaceuticals, Inc.	Solazyme, Inc.
Array BioPharma, Inc.	Organovo	Sorrento Therapeutics
Codexis, Inc.	Orexigen Therapeutics, Inc.	Vical, Inc.
Cytokinetics	Peregrine Pharmaceuticals, Inc.	Xenoport, Inc.
Dynavax Technologies Corporation	Progenics Pharmaceuticals, Inc.

In determining the 2016 compensation for our named executive officers, we believe that the practices of the companies in the compensation peer group provide our compensation committee with relevant compensation information, not only because of the similarity of their business models and financial characteristics, but because several of these companies have similar organization structures and compete with us for executive talent. The Compensation Committee will continue to evaluate our peer group companies on an ongoing basis when it makes determinations about the compensation of our executive officers in the future.

For purposes of determining compensation levels of our named executive officers for the current 2017 calendar year, during May 2016 the Compensation Committee undertook a similar process and also utilized the services of Barney & Barney to select an appropriate peer group for the company and to collect and analyze compensation data of the companies within our peer group.

To aid the Compensation Committee in performing its duties, our Chief Executive Officer provides recommendations concerning the compensation of the named executive officers, excluding himself. Our CEO reviews and approves the individual performance goals of our named executive officers (other than his own goals), monitors their progress in completing these goals, and conducts an annual performance evaluation for each named executive officer. These assessments form the basis of his recommendations to the Compensation Committee with respect to the compensation of our named executive officers. Although the Compensation Committee considers these recommendations in its deliberations, it exercises its own independent judgment in determining the compensation of our named executive officer.

Additionally, our Chief Executive Officer, with the assistance of the entire management team, provides the Compensation Committee with the management team’s analysis of annual corporate goal achievement. The Compensation Committee excludes the Chief Executive Officer during the specific portions of any meeting when the committee discusses the Chief Executive Officer’s annual performance or considers and determines his base salary, annual performance based bonus or new equity awards.

Components of Executive Compensation Program

The company’s executive compensation program for the named executive officers includes:

●	Base salaries;

●	Annual performance based cash bonus awards;

●	Long-term equity awards in the form of stock options and through participation in our employee stock purchase plan; and

●	Other benefits, including severance and change-in-control benefits.

Base Salary

The base salaries of our named executive officers are reviewed annually by the Compensation Committee and adjusted when necessary to reflect individual roles and performance and the competitive market. Base salaries represent a fixed component of our executive compensation program that are intended to keep us competitive with the market while remaining cost effective and providing security to our named executive officers as a predictable stream of income. The Compensation Committee considers many factors, including the company’s overall financial and corporate performance, the individual executive’s performance, qualifications and experience, competitive pay practices for base salary, prevailing market conditions, pay parity and a subjective assessment of the level and scope of responsibilities of the individual compared to persons performing similar roles at companies within the peer group.

In February 2016, the Compensation Committee reviewed base salaries for our named executive officers and determined that there would be no increases in base salaries for 2016. Base salary information for our named executive officers is detailed in the Summary Compensation Table.

In February 2017, the Compensation Committee reviewed current base salaries for each of our named executive officers in the context of the company’s performance in 2016, the budget for 2017, and benchmark data at the 50th percentile for our peer group. The Compensation Committee considered, among other things, current market trends, the company’s compensation philosophy and the fact that there were no increases to base salaries for named executive officers in 2016, and approved the following annual base salary increases for the named executive officers, effective as of January 1, 2017: (i) a 3.3% increase for Mr. Poyhonen; (ii) a 2.7% increase for each of Mr. Rogers and Ms. Wicker; (iii) and a 7.7% for Ms. Lee, in connection with her promotion to senior vice president.

Annual Performance-Based Bonus

The company’s performance based cash bonus awards are designed to provide incentives to executives to effectively pursue and achieve the difficult research and development, commercial and financial goals established by the Board. These goals are key to the success of our business and are intended to drive the achievement of both near-term and long-term objectives in a way that is aligned with the interests of our stockholders.

2016 Bonus Plan. In February 2016, our Compensation Committee approved the 2016 Bonus Plan under which our named executive officers were provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate goals. Under the 2016 Bonus Plan, each individual was assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2016 base salary, based on the person’s role and title in the company.

Under the 2016 Bonus Plan, the range of bonus opportunity as a percentage of 2016 base salary along with the actual bonus achieved for each of our named executive officers is as follows:

		Bonus Opportunity Range			Actual
Name	Title	Threshold	Target	Maximum	Bonus Achieved
John Poyhonen	President, Chief Executive Officer	30%	60%	90%	41%
Catherine C. Lee	Senior Vice President, General Counsel and Corporate Secretary	20%	40%	60%	27%
Antony E. Rogers	Senior Vice President and Chief Financial Officer	20%	40%	60%	27%
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%	27%

The terms of the 2016 Bonus Plan establish a threshold, target and maximum cash bonus amount, each expressed as a percentage of base salary for our executives. Under the terms of our 2016 Bonus Plan, the payout for all of our executive officers is calculated entirely based on our achievement of corporate goals during 2016 and a minimum corporate goal achievement of greater than or equal to 50% is required for an executive to earn any performance-based cash bonus. The threshold bonus is earned if a corporate goal achievement of 50% is obtained. The target bonus is earned if a corporate goal achievement of 75% is obtained. The maximum bonus is earned if a corporate goal achievement of 100% is obtained. The specific bonus amount is based on a linear continuum from threshold to maximum. However, it is also important to note that the Compensation Committee retains broad discretion to modify the 2016 Bonus Plan at any time, including the methodology for calculating the specific bonus amounts. The Compensation Committee may also, in its sole discretion, determine to either increase the payout under the 2016 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warrant.

Our corporate goals are collectively designed to be stretch goals intended to be very challenging but attainable (i.e., viewed by Senomyx as 100% goal achievement being attainable only rarely and substantially less than 50% of the time). Target bonuses would typically be paid if a corporate goal achievement of 75% is obtained, subject to the final determination of any bonus award by the Compensation Committee. Maximum bonuses would be considered if a corporate achievement of 100% is obtained, subject to the final determination of any bonus award by the Compensation Committee. 100% goal achievement would represent an extremely high level of success in our discovery and development programs coupled with achievement in our numerous financial and commercial goals. For 2016, our corporate performance objectives were a combination of commercialization and financial goals, which represented 65% of our corporate performance objectives, and discovery and development goals, which represented the remaining 35% of our corporate performance objectives. In setting these financial and non-financial goals and their relative weights, our Compensation Committee considered the company’s strategic vision and key areas necessary to our growth and financial success.

The details of our 2016 corporate goals are as follows:

Commercialization and Financial Goals	Goal Weighting

Generate commercial and development revenues in line with internal business objectives	30.0%

Achieve fiscal year 2016 net operating results in line with internal business objectives	10.0%

Achieve 2016 year-end cash and investment balance in line with internal business objectives to support long term business objectives	25.0%

Subtotal	65.0%

Discovery and Development Goals	Goal Weighting

Continue with synthetic sweet program discovery and development of high fructose corn syrup modifiers in support of potential future regulatory submissions	12.5%

Continue with synthetic sweet program discovery and development of more cost effective sucrose modifiers in support of potential future regulatory submissions	5.0%

Complete 2016 research plan for natural sweet modifiers and natural high potency sweetener	12.5%

Complete 2016 salt modifier research plan	5.0%

Subtotal	35.0%

TOTAL	100.0%

There were three components to the commercialization and financial portion of the corporate goals. Two of the components, those relating to generation of commercial and development revenues and net operating results, required at least 85% minimum threshold achievement, and the other, relating to year-end cash and investment balance required at least 75% minimum threshold achievement, to receive credit for partial goal achievement of such goal. The discovery and development goals did not contain specific minimum thresholds in order to measure credit for partial goal achievement, and goal achievement was evaluated by the Compensation Committee based on the Compensation Committee’s subjective assessment of Senomyx’s progress towards the achievement of a specific goal.

In February 2017, the Compensation Committee and the Board assessed the company’s performance during the 2016 fiscal year against the 2016 corporate performance goals and determined that the overall level of achievement under the 2016 Bonus Plan was 59.1%, resulting in a payout of 68.3% of the respective named executive officer’s target bonus.

2017 Bonus Plan. In February 2017, the Compensation Committee approved our 2017 Executive Bonus Plan, or 2017 Bonus Plan. Under the 2017 Bonus Plan, all of our named executive officers are provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate metrics, which are intended to support our achievement of both near-term and long-term objectives. Under the 2017 Bonus Plan, each individual is assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2017 base salary, based on the person’s role and title in the company.

Under the 2017 Bonus Plan, the range of bonus opportunity expressed as a percentage of 2017 base salary for each of our named executive officers is as follows:

Name	Title	Threshold	Target	Maximum
John Poyhonen	President, Chief Executive Officer	30%	60%	90%
Catherine C. Lee	Senior Vice President, General Counsel and Corporate Secretary	20%	40%	60%
Antony E. Rogers	Senior Vice President and Chief Financial Officer	20%	40%	60%
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%

Under the 2017 Bonus Plan, the Compensation Committee retains the discretion to pay bonus awards in full or in part in the form of cash or as stock awards under our 2013 Equity Plan, or any similar equity incentive plan that we subsequently adopt. In the event that the Compensation Committee elects to pay a bonus under the 2017 Bonus Plan in the form of a stock award, the Compensation Committee will have discretion to determine the specific form and number of such awards that would be equivalent to the dollar value of any bonus payable under the terms of the 2017 Bonus Plan.

Long-Term Equity-Based Incentives

Stock Option Awards

Our long-term equity-based incentives, in the form of annual stock option awards, help ensure that executive officers will realize value only if our stockholders realize value on their shares. Stock options also foster retention of key executives since the awards generally vest a period of time and have a 10-year term. Our stock option awards for employees, including our named executive officers, typically vest 25% at the end of the first year following the date of the award and 1/48th per month thereafter through a four year period and have a ten year term. We believe this vesting schedule promotes employee retention, and we will continue to utilize this vesting schedule for new stock option awards to all employees during 2017.

Stock options granted to our named executive officers are approved by the Compensation Committee and, since December 2006, are granted effective as of the 15th day of the month following the date of approval (or the next business day if the 15th is not a business day); although the Compensation Committee retains the discretion to grant stock options as of any date. Prior to December 2006, stock options were generally granted effective as of the date of approval. Stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code, and commence vesting upon the effective date of grant. Generally, 25% of the shares subject to the stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain circumstances. As noted above, the stock options expire ten years from the effective date of grant. The exercise price per share of each stock option granted to our named executive officers is equal to the fair market value of our common stock on the effective date of grant, which is deemed to be equal to the closing sales price of our common stock as reported on the NASDAQ Global Market on the last market trading day prior to the effective date of grant.

In general, each executive officer receives stock option grants in connection with his or her hire or promotion, and annually in the first quarter of each year. The size of each annual grant is typically based on an analysis of the following key factors for each executive officer:

●	corporate and individual performance against goals;

●	our stated compensation philosophy;

●	the emphasis placed on equity in the mix of total compensation;

●	the scope, responsibility and business impact of the executive officer’s position; and

●	benchmarking against our peer group and market survey data, including an analysis of option plan utilization percentages.

In February 2016, the Compensation Committee approved annual stock option grants to our named executive officers tied to 2015 performance. The size of these annual stock option grants was based on the analysis described above. Stock option grants made during 2016 to our named executive officers are reflected in the Grants of Plan-Based Awards Table and outstanding stock option awards to named executive officers as of December 31, 2016 are reflected in the Outstanding Equity Awards at Fiscal Year-End Table.

Employee Stock Purchase Plan

During 2004, we adopted the 2004 Employee Stock Purchase Plan, as amended in 2013, or the 2004 ESPP. The 2004 ESPP allows all eligible employees to purchase shares of our common stock at the lower of: (i) 85% of the fair market value on the first day of a two-year offering period; or (ii) 85% of the fair market value on the last date of each six-month purchase period within the two-year offering period, with the objective of allowing employees to profit when the value of our common stock increases over time. During 2016, our named executive officers purchased an aggregate of 11,298 shares of our common stock at a weighted average price of $2.88 per share under the terms of the 2004 ESPP.

Severance and Change in Control Payments

We believe the interests of stockholders will be best served if the interests of our named executive officers are aligned with them. By offering change in control benefits we believe we will eliminate the reluctance of named executive officers to pursue potential change in control transactions that may be in the best interests of stockholders. However, these agreements only provide for benefits if the individual’s employment with the company is actually or effectively terminated following a change-in-control transaction. Our agreements do not include any benefits solely as a result of a change-in-control. We also believe severance and change in control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. As such, we have entered into employment agreements containing severance benefits and change in control agreements with each of our named executive officers, the terms of which are described under the headings “Employment and Change in Control Agreements” and “Potential Payments Upon Termination or Change in Control.”

Sabbatical Leave Benefit

Under a legacy arrangement, all employees who commenced employment with us on or before February 12, 2004 are eligible for four weeks of paid sabbatical after four years of employment with Senomyx. Employees who joined Senomyx after February 12, 2004 are not eligible for this benefit. Messrs. Poyhonen and Rogers are eligible for this program, but have not taken any paid sabbatical leave to-date. Mss. Lee and Wicker are not eligible for this benefit. If an eligible employee should leave Senomyx without using all or part of his or her sabbatical, the employee will be paid out their remaining sabbatical at the time of separation from the company.

Other Benefits

We provide benefits such as an opportunity to participate in our 401(k) savings/retirement plan, medical, dental and life insurance and disability coverage to all our employees, including our named executive officers. We also maintain a 401(k) matching program available to all employees, including named executive officers. Under the terms of the 401(k) matching program, we will match 50% of employee participant contributions up to 3% of salary, resulting in a maximum match of not more than 1.5% of the employee participants’ salary (subject to IRS and plan limitations). Contribution matches under the 401(k) matching program are subject to a four-year vesting schedule measured from the date of an individual’s commencement of employment with us. Therefore, the 401(k) matching contributions for all of our named executive officers are now fully vested, with the exception of Ms. Lee who joined Senomyx in 2014. We also provide personal paid time off and other paid holidays to all employees, including our named executive officers, which are comparable to those provided at similar companies.

Accounting and Tax Considerations

Section 162(m) generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our named executive officers unless such compensation is treated as “performance-based compensation” within the meaning of the Internal Revenue Code. As the cash compensation paid by us to our named executive officers is expected to be below $1 million and the Compensation Committee believes that stock options granted under the 2004 and 2013 Equity Plans to our named executive officers meet the requirements for treatment as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Senomyx with respect to the compensation of its named executive officers. In determining the form and amount of compensation for our named executive officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal years ended December 31, 2016, 2015 and 2014 to our named executive officers.

Summary Compensation Table (1)

Name and Principal Position	Year	Salary	Option Awards (2)		Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

John Poyhonen	2016	$516,000	$466,190		$211,333	$3,975	$1,197,498
President, Chief Executive Officer	2015	516,000	633,983		416,102	3,975	1,570,060
	2014	500,000	2,153,600	(5)	—	3,900	2,657,500

Catherine Lee (6)	2016	325,080	172,930		88,760	3,975	590,745
Senior Vice President, General Counsel and Corporate Secretary	2015	325,080	121,513	(7)	152,918	3,975	603,486

Antony E. Rogers	2016	360,330	158,504		98,385	3,975	621,194
Senior Vice President and Chief	2015	360,330	203,403		193,713	3,975	761,421
Financial Officer	2014	349,160	602,709		—	3,900	955,769

Sharon Wicker	2016	374,200	158,504		102,172	3,975	638,851
Senior Vice President and Chief	2015	374,200	203,403		201,170	3,975	782,748
Commercial Development Officer	2014	362,600	602,709		—	3,900	969,209

(1)

In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other benefits received by a named executive officer which do not exceed $10,000 in the aggregate.

(2)

Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.” The actual amount ultimately realized by a named executive officer will likely vary based on a number of factors.

(3)	Amounts represent bonuses earned during the applicable fiscal year. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(4)	Amounts primarily represent the cash value of company matches to employee contributions to the 401(k) Plan.

(5)	Includes option award granted to Mr. Poyhonen in connection with his promotion to President and Chief Executive Officer in January 2014.

(6)	In accordance with the rules of the SEC, Ms. Lee’s compensation for fiscal year 2014 is not reported as she was not one of our named executive officers during such fiscal year.

(7)	2015 option awards are based on performance during the 2014 fiscal year. The amounts shown here are pro-rated at 60% as Ms. Lee joined our Company on May 28, 2014.

Employment and Change in Control Agreements

We have entered into employment agreements with Messrs. Poyhonen and Rogers and Mss. Lee and Wicker. The employment agreements set forth the applicable executive’s initial base salary and the terms of an initial stock option grant. Each of our named executive officers is entitled to receive all customary and usual fringe benefits provided to our executives.

In connection with Mr. Poyhonen’s appointment as our Chief Executive Officer, we entered into a new employment agreement with him in September 2013. Mr. Poyhonen’s employment agreement provides that we may terminate his employment at will upon 30 days’ notice. However, if we terminate his employment for any reason other than cause, he will be entitled to one year’s salary from the date of termination.

Ms. Wicker’s employment agreement provides that we may terminate her employment at will upon 30 days’ notice. However, if we terminate her employment for any reason other than cause, she will be entitled to six months’ salary from the date of termination.

On October 10, 2006, we entered into change in control agreements with Messrs. Poyhonen and Rogers and Ms. Wicker. The change in control agreements with these named executive officers were amended in December 2008 for purposes of compliance with regulations under Section 409A of the Internal Revenue Code. We subsequently amended our change in control agreements with Messrs. Poyhonen and Rogers in September 2009 in connection with their respective promotions at that time.

In connection with Mr. Poyhonen’s appointment as our Chief Executive Officer, we amended our change in control agreement with him again in September 2013. Mr. Poyhonen’s change in control agreement provides that if his employment is terminated by us without cause or by him for good reason within one month prior or 18 months after a change in control, Mr. Poyhonen’s stock options will immediately vest in full and he will be entitled to a lump sum payment equal to 150% of the sum of his base salary in effect on the date of termination and his last annual bonus received prior to the date of termination.

We entered into a change in control agreement with Ms. Lee on May 28, 2015, which was subsequently amended on February 19, 2016. The change in control agreements for Mr. Rogers and Mss. Lee and Wicker provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within one month prior or 18 months after a change in control, the executive will be entitled to immediate vesting in full of the executive’s stock options and a lump sum payment equal to 100% of the sum of the executive’s base salary in effect on the date of termination and the executive’s last annual bonus received prior to the date of termination.

All of the change in control agreements also provide for reimbursement for health insurance benefits elected by the executives for themselves and their families under the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) until the earliest of 12 months following termination, the expiration of continuation coverage under COBRA or the date the executive becomes eligible for health insurance benefits with a subsequent employer. All benefits received under any of the change in control agreements are subject to delivery of a general release in favor of Senomyx and payments under the agreements may be reduced in order to provide for the best after tax treatment of the payments in the event the payments are subject to the excise taxes imposed by Section 4999 of the Internal Revenue Code.

In establishing the triggering events for payment obligations in connection with termination events under our employment and change in control agreements with our named executive officers, the Compensation Committee considered several factors. Payments upon termination by us without cause are provided as a recruiting and retention tool and because we consider such a termination to be generally beyond the control of a terminated employee and a termination that under different circumstances would not have occurred. The termination benefits are intended to ease the consequences to an employee of an unexpected termination of employment. Senomyx benefits by requiring a general release from terminated employees. Payments and option acceleration upon terminations in connection with a change in control are intended to mitigate the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect stockholder interests by enhancing employee focus during rumored or actual change in control activity through incentives to remain with Senomyx despite uncertainties while a transaction is under consideration or pending, assurance of severance and benefits for terminated employees and access to the equity component of total compensation after a change in control.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth potential payments to our named executive officers upon various termination or change in control events assuming such events occurred as of December 31, 2016.

Name	Benefit	Termination without Cause	Termination without Cause or for Good Reason and Change in Control (1)

John Poyhonen	Cash Severance	$516,000	$1,165,953
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	21,470

Catherine C. Lee	Cash Severance	—	421,109
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	9,491

Antony E. Rogers	Cash Severance	—	481,977
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	30,872

Sharon Wicker	Cash Severance	187,100	500,530
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	21,470

(1)

Amounts shown for option awards represent the value of unvested options that would have accelerated if the named executive officer was terminated on December 31, 2016 in connection with a change in control based on the difference between the closing price of our common stock on December 31, 2016, which was $0.96 per share, and the exercise price of the respective options.

Grants of Plan-Based Awards

Before January 1, 2014, we granted stock options to our named executive officers under the 2004 Equity Plan. Since January 1, 2014, we have granted stock options to our named executive officers under the 2013 Equity Plan. As of March 1, 2017, options to purchase a total of 10,053,622 shares were outstanding under the 2004 Equity Plan and 2013 Equity Plan, and a total of 2,872,997 shares remained available for grant under the 2013 Equity Plan.

All stock options granted to the named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code. Generally, 25% of the shares subject to options vest one year from the date of hire and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the change in control agreements described in Employment and Change in Control Agreements. Options expire ten years from the date of grant.

The following table provides information regarding grants of plan-based awards to the named executive officers in the fiscal year ended December 31, 2016.

Grants of Plan-Based Awards in Fiscal 2016

						All Other			Grant
						Option	Exercise		Date Fair
						Awards:	or Base	Closing	Value of
			Estimated Possible Payouts Under			Number of	Price of	Price on	Stock and
			Non-Equity Incentive Plan Awards (1)			Securities	Option	Grant	Option
	Grant	Approval	Threshold	Target	Maximum	Underlying	Awards	Date	Awards
Name	Date	Date	($)	($)	($)	Options (#)	(2) ($/Sh)	($/Sh)	(3) ($)

John Poyhonen	3/15/2016	2/17/2016	154,800	309,600	464,400	265,000	2.97	2.78	466,190

Catherine C. Lee	3/15/2016	2/17/2016	65,016	130,032	195,048	98,300	2.97	2.78	172,930

Antony E. Rogers	3/15/2016	2/17/2016	72,066	144,132	216,198	90,100	2.97	2.78	158,504

Sharon Wicker	3/15/2016	2/17/2016	74,840	149,680	224,520	90,100	2.97	2.78	158,504

(1)

The amounts shown in these columns represent the threshold, target and maximum payout levels under the 2016 Bonus Plan. The actual amount of incentive bonus earned by each named executive officer in 2016 is reported in the Summary Compensation Table.

(2)

The exercise price per share of each option granted to our named executive officers was equal to the fair market value of our common stock on the date of the grant. The fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the NASDAQ Global Market on the last market trading day prior to such date.

(3)

Amounts listed in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.” The actual amount ultimately realized by a named executive officer will likely vary based on a number of factors.

 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2016. Each of the option awards generally vest over four years as follows: 1/4th of the shares vest upon the first anniversary of the grant date and 1/48th vest monthly thereafter.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

John Poyhonen	2/15/2007 2/15/2008 2/16/2009 10/15/2009 2/16/2010 2/15/2011 2/15/2012 4/15/2013 1/15/2014 3/16/2015 3/15/2016	50,850 66,700 156,300 40,000 148,800 180,000 225,000 187,917 364,583 105,000 —	— — — — — — — 17,083 135,417 135,000 265,000	12.91 7.49 3.21 3.99 2.50 6.68 3.30 2.11 6.67 4.41 2.97	2/14/2017 2/14/2018 2/15/2019 10/14/2019 2/15/2020 2/14/2021 2/14/2022 4/14/2023 1/14/2024 3/15/2025 3/14/2026

Catherine C. Lee	6/16/2014 3/16/2015 3/15/2016	53,125 20,125 —	31,875 25,875 98,300	8.42 4.41 2.97	6/15/2024 3/15/2025 3/14/2026

Antony E. Rogers	2/15/2007 2/15/2008 2/16/2009 10/15/2009 2/16/2010 2/15/2011 2/15/2012 4/15/2013 2/18/2014 3/16/2015 3/15/2016	49,220 36,800 50,200 12,500 94,500 112,500 150,000 96,250 67,292 33,688 —	— __ __ __ __ __ __ 8,750 27,708 43,312 90,100	12.91 7.49 3.21 3.99 2.50 6.68 3.30 2.11 9.78 4.41 2.97	2/14/2017 2/14/2018 2/15/2019 10/14/2019 2/15/2020 2/14/2021 2/14/2022 4/14/2023 2/17/2024 3/15/2025 3/14/2026

Sharon Wicker	2/15/2007 2/15/2008 2/15/2011 2/15/2012 4/15/2013 2/18/2014 3/16/2015 3/15/2016	34,371 64,400 100,641 55,001 58,334 67,292 33,688 —	— — — — 7,292 27,708 43,312 90,100	12.91 7.49 6.68 3.30 2.11 9.78 4.41 2.97	2/14/2017 2/14/2018 2/14/2021 2/14/2022 4/14/2023 2/17/2024 3/15/2025 3/14/2026

Option Exercises and Stock Vested

In 2016, our named executive officers did not exercise any stock option awards. We have not granted and do not grant stock awards other than stock options, such as restricted stock or other performance shares.

Pension Benefits

We have no pension plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We have no nonqualified defined contribution or other nonqualified deferred compensation plans.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2016, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	10,538,693	$5.12	4,235,440
Equity compensation plans not approved by stockholders (2)	—	—	—
Total	10,538,693	$5.12	4,235,440

(1)	Includes the 2004 Equity Plan, the 2013 Equity Plan and the 2004 ESPP. 1,847,514 shares under column (c) are attributable to the 2004 ESPP.

(2)	As of December 31, 2016, we did not have any equity compensation plans that were not approved by our stockholders.

Policies and Procedures with Respect to Related Party Transactions

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Senomyx’s preference to avoid related party transactions.

Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC rules and NASDAQ listing standards. A related party transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which Senomyx is a participant and in which any of the following persons has or will have a direct or indirect interest: any executive officer, director, or more than 5% stockholder of Senomyx, including any of their immediate family members, and any entity owned or controlled by such persons.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under our Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

Certain Relationships and Related Transactions

During the fiscal year ended December 31, 2016, we granted options to purchase an aggregate of 683,500 shares of our common stock to our directors and named executive officers, with exercise prices ranging from $2.13 to $2.97 per share.

Our bylaws provide that we will indemnify our directors and named executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and named executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and named executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or named executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of Senomyx will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker, bank or other agent, and direct a written request for the separate set of annual meeting materials to 4767 Nexus Centre Drive, San Diego, California 92121, Attn: Corporate Secretary, or contact Catherine Lee at (858) 646-8300. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the annual meeting materials at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ John Poyhonen
John Poyhonen
President and Chief Executive Officer

San Diego, California
March 28, 2017

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC is available without charge upon written request to: 4767 Nexus Centre Drive, San Diego, California 92121, Attn: Corporate Secretary.

Appendix A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

Under applicable SEC regulations, the members of the Board of Directors, the Board of Directors’ nominees and certain of our officers and employees may be deemed to be “participants” with respect to our solicitation of proxies in connection with our 2017 Annual Meeting of Stockholders. Certain information about the persons who may be deemed “participants” is provided below.

Directors and Director Nominees

The names of our directors and director nominees are set forth below. The principal occupations of our directors who may be deemed participants in our solicitation are set forth in this proxy statement under “Election of Directors,” and the business address at which each director carries out such principal occupation is set forth below.

Director or Director Nominee	Principal Business Address
Stephen A. Block, Esq.	c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121
Mary Ann Gray, Ph.D.	c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121
Michael E. Herman	c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121
John Poyhonen	c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121
Kent Snyder	c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121
Daniel E. Stebbins	c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121
Christopher J. Twomey	c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121

Officers and Employees

The principal occupations of our officers and employees (who are not otherwise directors) who may be deemed “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with us, and the business address of such persons is c/o Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, CA 92121.

Name	Principal Occupation
Catherine C. Lee	Senior Vice President, General Counsel and Corporate Secretary
Antony E. Rogers	Senior Vice President and Chief Financial Officer
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer

Information Regarding Ownership of Company Securities by Participants

None of the participants owns any of our common stock of record that they do not also own beneficially. The number of shares of our common stock held by our directors, director nominees and executive officers is set forth in this proxy statement under “Security Ownership of Beneficial Owners and Management.”

Information Regarding Transactions in Company Securities by Participants

The following table sets forth purchases and sales of shares of our securities by the participants listed below during the past two years. Unless otherwise indicated, all transactions were in the open market. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares of Common Stock, Options to Purchase Shares of Common Stock, Purchased or (Disposed of)	Transaction Description
Catherine C. Lee	8/31/2016	916	ESPP purchase
John Poyhonen	8/31/2016	211	ESPP purchase
Sharon Wicker	8/31/2016	2,221	ESPP purchase
John Poyhonen	2/29/2016	2,191	ESPP purchase
Antony E. Rogers	2/29/2016	3,753	ESPP purchase
Sharon Wicker	2/29/2016	2,006	ESPP purchase
Catherine C. Lee	8/31/2015	3,374	ESPP purchase
John Poyhonen	8/31/2015	3,815	ESPP purchase
Sharon Wicker	8/31/2015	5,535	ESPP purchase
Sharon Wicker	3/11/2015	20,000	Purchase
Catherine C. Lee	2/27/2015	3,838	ESPP purchase
John Poyhonen	2/27/2015	3,665	ESPP purchase
Antony E. Rogers	2/27/2015	7,788	ESPP purchase
Sharon Wicker	2/27/2015	6,644	ESPP purchase

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or in this proxy statement, none of the participants nor any of their respective affiliates or associates, referred to together as the Participant Affiliates, (i) directly or indirectly beneficially owns any shares of our common stock or any securities of any subsidiary of ours or (ii) has had any relationship with us in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this proxy statement, neither any participant nor any Participant Affiliate is either a party to any transaction or series of transactions since the beginning of our fiscal 2016, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which Senomyx was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest.

Except as described in this proxy statement, no participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our 2017 Annual Meeting of Stockholders.

Except as described in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by us or any of our affiliates or any future transactions to which we or any of our affiliates will or may be a party. Except as described in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

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The undersigned hereby appoints John Poyhonen and Tony Rogers, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Senomyx, Inc. which the undersigned may be entitled to vote at the 2017 Annual Meeting of Stockholders of Senomyx, Inc. to be held on May 11, 2017 at 8:30 a.m. local time at the Company's corporate office located at 4767 Nexus Centre Dr., San Diego, CA 92121, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the other side.)

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

PROPOSALS — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED, FOR PROPOSALS 2 AND 3, AND 1 YEAR ON PROPOSAL 4.

Please mark vote as indicated in this example ☒

01. Stephen A. Block, Esq.
02. Mary Ann Gray, Ph.D.
03. Michael E. Herman
04. John Poyhonen
05. Kent Snyder
06. Daniel E. Stebbins
07. Christopher J. Twomey

☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees ☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

4. Advisory vote on the frequency of Advisory votes on Executive Compensation. — 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND 1 YEAR FOR PROPOSAL 4. DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Stockholder Signature ____________ Date ______

Title ____________

Stockholder (joint owner) Signature ____________ Date ______

Title ____________

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲